Exhibit 10.5EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

by and among

RLJ Entertainment, Inc.,

DIGITAL ENTERTAINMENT HOLDINGS LLC

and

the STOCKHOLDERS of

RLJ Entertainment, Inc.

listed ON SCHEDULE A HERETO

____________________________

Dated as of October 14, 2016

TABLE OF CONTENTS

Page

Section 1.Definitions1

Section 2.Preemptive Rights4

Section 3.Right of First Refusal6

Section 4.Tag-Along Rights7

Section 5.Drag-Along Rights8

Section 6.Miscellaneous9

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of October 14, 2016 by and among RLJ Entertainment, Inc., a Nevada corporation (the “Company”), Digital Entertainment Holdings LLC, a Delaware limited liability company (the “Investor”), and each of the individuals and entities set forth on Schedule A hereto (each, a “Principal Stockholder” and, collectively, the “Principal Stockholders”).

WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, dated August 19, 2016, between the Company and the Investor (the “Investment Agreement”), and as a material inducement to the Investor’s willingness to enter into the Investment Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby, the parties hereto desire to enter into this Agreement in order to grant certain rights to the Investor and the Principal Stockholders as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.Definitions

.

(a)Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Investment Agreement.  In addition, as used in this Agreement, the following terms shall have the following meanings:

“2012 Warrants” means the warrants that were issued by the Company in 2012 with an adjusted exercise price of $36.

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Available Undersubscription Amount” has the meaning set forth in Section 2(c).

“Basic Amount” has the meaning set forth in Section 2(b).

“Board” means the board of directors of the Company.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Declined Securities” has the meaning set forth in Section 2(d).

“Drag-Along Notice” has the meaning set forth in Section 5(b).

“Dragged Stockholders” has the meaning set forth in Section 5(a).

“Dragging Stockholder” has the meaning set forth in Section 5(a).

“Encumbrance” means any Lien, claim, proxy, voting trust or agreement, option or any other encumbrance or restriction on title, Transfer or exercise of any rights in respect of any Equity Securities.

“Equity Securities” means shares of Common Stock, Preferred Stock, any other class of capital stock of the Company and any debt, right, warrant, option or other instrument of the Company that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock, Preferred Stock or any other class of capital stock of the Company, or to vote with the stockholders of the Company on any matter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Securities” means the following Equity Securities:

(i)Common Stock issued (x) upon the exercise of equity awards outstanding under the Incentive Plan as of the date hereof and (y) to employees, officers or directors under the Incentive Plan or any subsequent employee stock option, employee stock purchase or similar equity-based incentive plan approved by the Board;

(ii)Common Stock issued pursuant to the terms of the Preferred Stock or the Existing Warrants outstanding as of the date hereof;

(iii)Common Stock issued pursuant to the terms of the Investor’s Warrants;

(iv)Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company pursuant to which Equity Securities are issued to all holders of the affected class of Equity Securities on a pro rata basis; and

(v)Equity Securities issued in connection with, or pursuant to, a consolidation, merger, acquisition, purchase of all or substantially all of the assets or other business combination transaction involving the Company or any of the Subsidiaries, on the one hand, and a business entity that is not an Affiliate of the Company, any of the Subsidiaries or one of the Principal Stockholders, on the other hand, in each case to the extent that such transaction is conducted in compliance with this Agreement.

“Governmental Entity” means any federal, state, county, local or foreign governmental or regulatory authority, self-regulatory organization, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Investor” has the meaning set forth in the Preamble.

“Issuance” has the meaning set forth in Section 2.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“New Investor” has the meaning set forth in Section 2(d).

“New Securities” means any Equity Securities, or rights to acquire any Equity Securities, of the Company, other than Excluded Securities.

“Offered Securities” has the meaning set forth in Section 3(b).

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Preemptive Acceptance Notice” has the meaning set forth in Section 2(b).

“Preemptive Offer Notice” has the meaning set forth in Section 2(a).

“Preemptive Offer Period” means the period beginning on the date that the Preemptive Offer Notice is delivered to the Investor and ending on the date that is ten (10) Business Days following such date.

“Preferred Stock” means the preferred stock of the Company, par value $0.001 per share.

“Principal Stockholders” has the meaning set forth in the Preamble.

“Pro Rata Proportion” means a fraction (expressed as a percentage), the numerator of which is the total number of Equity Securities beneficially owned by the applicable Stockholder (which, for the avoidance of doubt, in the case of the Investor shall include the Investor’s Securities) and the denominator of which is the total number of Equity Securities of the Company then held by all of the Stockholders collectively; provided that neither the numerator nor the denominator shall include any shares of Common Stock issuable upon exercise of any 2012 Warrants then outstanding (if any), but solely to the extent that such 2012 Warrants are out-of-the-money.

“Qualified Sale” means a sale by the Dragging Stockholder(s) of at least 50% of the Equity Securities then outstanding on a fully diluted basis to a third party for cash, cash equivalent securities and/or equity securities listed or qualified for trading on an internationally recognized securities exchange or interdealer quotation system.  For the avoidance of doubt, the Equity Securities to be sold by the Dragging Stockholder(s) in a Qualified Sale must include at least 50% of the Equity Securities then outstanding on a fully diluted basis prior to the exercise by the Dragging Stockholder(s) of any drag-along rights under Section 5.

“ROFR Acceptance Notice” has the meaning set forth in Section 3(c).

“ROFR Offer Notice” has the meaning set forth in Section 3(a).

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholders” means the Investor and the Principal Stockholders, collectively.

“Tag-Along Acceptance Notice” has the meaning set forth in Section 4(b).

“Tag-Along Notice” has the meaning set forth in Section 4(a)(ii).

“Tag-Along Offer” has the meaning set forth in Section 4(a)(i).

“Tag-Along Sale” has the meaning set forth in Section 4(a).

“Tagged Stockholder” has the meaning set forth in Section 4(a)(iii).

“Tagging Stockholder” has the meaning set forth in Section 4(a).

“Transaction Offer” has the meaning set forth in Section 3(a).

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose of, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Transferring Stockholder” has the meaning set forth in Section 3(a).

“Undersubscription Amount” has the meaning set forth in Section 2(b).

Section 2.Preemptive Rights

.  The Company shall not issue or sell any New Securities and shall not permit any wholly-owned Subsidiary to issue or sell any New Securities to a third party (each such issuance or sale by the Company or a wholly-owned Subsidiary, an “Issuance”) other than in accordance with the provisions of this Section 2.

(a)At least ten (10) Business Days prior to the date of consummation of a proposed Issuance, the Company shall deliver to the Stockholders a written notice (the “Preemptive Offer Notice”), which notice shall include a description of the amount and type of New Securities proposed to be issued or sold, the proposed price per New Security (or anticipated price range per New Security), and any other material terms or conditions of the New Securities and the Issuance.  For the avoidance of doubt, any amendment, modification or waiver of the terms of an Issuance that increases the amount of, or adjusts the purchase price for, the New Securities involved in such Issuance shall constitute a separate Issuance for purposes of this Section 2, with which the Company and the Subsidiaries must comply.

(b)Each Stockholder shall have the right, exercisable at any time during the Preemptive Offer Period, by delivering a written notice to the Company (a “Preemptive Acceptance Notice”), to subscribe for and purchase, in whole or in part, at the same price and upon the same other terms and conditions as the Issuance, a portion of the New Securities proposed to be issued or sold in the Issuance up to such Stockholder’s Pro Rata Proportion of the New Securities.  For purposes of this Section 2(b), the mid-point of a price range set forth in the Preemptive Offer Notice shall be the proposed price per New Security subject to a corresponding Preemptive Acceptance Notice.  The Preemptive Acceptance Notice shall include the Stockholder’s undertaking to purchase the number of New Securities that it specifies (the “Basic Amount”).  In addition, if any Stockholder elects to purchase a Basic Amount equal to its total Pro Rata Proportion of such New Securities, such Stockholder may also include in its Preemptive Acceptance Notice the additional number (such number being no more than the total number of such New Securities less the relevant Pro Rata Proportion) of shares of New Securities such Stockholder elects to purchase, if any, if the other Stockholders subscribe for and purchase less than their allowable Pro Rata Proportion (the “Undersubscription Amount”).

(c)If the Basic Amounts subscribed for and purchased by all Stockholders, in the aggregate, are less than the total number of proposed New Securities as set forth in the Preemptive Offer Notice, then each Stockholder that has set forth an Undersubscription Amount in its Preemptive Acceptance Notice shall be entitled to purchase, in addition to the Basic Amount subscribed for, all Undersubscription Amounts for which it has subscribed; provided, however, that if the Undersubscription Amounts subscribed for by all Stockholders exceeds the difference between the total number of offered New Securities and the aggregate Basic Amounts subscribed for by all Stockholders (the “Available Undersubscription Amount”), then each such Stockholder that has subscribed for an Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Stockholder bears to the total Undersubscription Amounts subscribed for by all Stockholders that have so subscribed, subject to rounding by the Board to the extent it deems reasonably necessary.  The Company shall notify each Stockholder that submitted a Preemptive Acceptance Notice within three (3) Business Days following the expiration of the Preemptive Offer Period of the number of New Securities that such Stockholder has subscribed to purchase.

(d)Any New Securities that are not subscribed for and purchased by the Stockholders in accordance with this Section 2 (the “Declined Securities”) may be sold by the Company or a wholly-owned Subsidiary, as applicable, to any other Person or Persons (a “New Investor”) at not less than the price (or, if a price range was specified in the Preemptive Offer Notice, the mid-point of the price range so specified) and upon other terms and conditions not less favorable than those set forth in the Preemptive Offer Notice.  Any Declined Securities not purchased by one or more New Investors in accordance with this Section 2(d) within sixty (60) days after the expiration of the Preemptive Offer Period may not be sold or otherwise disposed of until they are again offered to the Principal Stockholders under the procedures specified in this Section 2.

(e)The closing of an Issuance for which any Stockholders deliver a Preemptive Acceptance Notice shall occur within sixty (60) days following the receipt by the Stockholders of the Preemptive Offer Notice.  If the Company has not completed the Issuance within such period, each Stockholder shall have the option to be released from its obligation to purchase any New Securities and deem its Preemptive Acceptance Notice null and void.

Section 3.Right of First Refusal

.

(a)If a Principal Stockholder or group of Principal Stockholders wishes to accept an offer from a third party to Transfer in one transaction or a series of related transactions, directly or indirectly, all or any portion of the Equity Securities then owned by such Principal Stockholder or group of Principal Stockholders  (each, a “Transferring Stockholder”), or any interest therein, to such third party (a “Transaction Offer”), such Transferring Stockholder(s) shall (i) cause the Transaction Offer and all of the terms thereof, including the identity of the third party proposing the Transaction Offer, the number of Equity Securities proposed to be sold and the price per Equity Security to be paid, to be reduced to writing and (ii) promptly (and in any event within two (2) Business Days) provide to the Investor written notice (the “ROFR Offer Notice”) specifying all of such terms.

(b)The ROFR Offer Notice shall constitute an irrevocable offer by the Transferring Stockholder(s) to sell the Equity Securities that are the subject of the Transaction Offer (the “Offered Securities”) to the Investor at the same price per Equity Security as, and on the same other terms and conditions of, the Transaction Offer.

(c)The Investor shall have the right, within ten (10) Business Days of receiving a ROFR Offer Notice, to elect to accept the offer to purchase any or all of the Offered Securities by providing to the Transferring Stockholder(s) a written notice (the “ROFR Acceptance Notice”) specifying the number of Offered Securities that the Investor wishes to purchase.  The ROFR Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Securities covered by the ROFR Acceptance Notice.

(d)The closing for any purchase of Offered Securities by the Investor shall occur within sixty (60) days following the delivery by the Investor of the ROFR Acceptance Notice or on such other date as may be agreed between the Investor and the Transferring Stockholder(s).  If the Investor and the Transferring Stockholder(s) do not complete the transaction within such period, the Investor shall have the option to be released from its obligations to purchase any Offered Securities and deem its ROFR Acceptance Notice null and void.

(e)Notwithstanding the foregoing, this Section 3 shall not apply to a sale of (i) Equity Securities pursuant to a merger or other business combination transaction that has been approved by (x) the Board and (y) a vote of the Company’s shareholders holding at least a majority of the shares of Common Stock then outstanding and otherwise in accordance with Section 4.1 of the Investment Agreement or (ii) Common Stock by either Morris Goldfarb or Peter Edwards, but solely to the extent that such sale is conducted on a national securities exchange or other securities trading market upon which the Common Stock is then listed or traded.

Section 4.Tag-Along Rights

.

(a)If, after following the procedures set forth in Section 3 (where applicable), a Stockholder or group of Stockholders proposes to Transfer in one transaction or a series of related transactions, directly or indirectly, all or any portion of the Equity Securities then owned by such Stockholder or group of Stockholders (each, a “Tagging Stockholder”) that represent at least 5% of the Equity Securities then outstanding on a fully diluted basis, or any interest therein, to a third party (a “Tag-Along Sale”), such Tagging Stockholder(s) shall:

(i)have the obligation to ensure that the third party to which the Tag-Along Sale is proposed to be made also makes a written offer to purchase from each other Stockholder up to a number of Equity Securities included in such Tag-Along Sale representing the same percentage of the total number of Equity Securities held by each such Stockholder as the portion of the Equity Securities being sold by the Tagging Stockholder(s) represents of the total number of Equity Securities held by such Tagging Stockholder(s) immediately prior to the Tag-Along Sale, at the same price per Equity Security and on the same other terms and conditions as offered to the Tagging Stockholder(s) (the “Tag-Along Offer”); provided that, for purposes of this Section 4(a)(i), the number of Equity Securities included in the foregoing calculations shall not take into account any shares of Common Stock issuable upon exercise of any 2012 Warrants then outstanding (if any), but solely to the extent that such warrants are (1) out-of-the-money and (2) not included as part of the Equity Securities being sold by the Tagging Stockholder(s).

(ii)within two (2) Business Days of agreeing to definitive documentation with respect to the Tag-Along Sale, provide to each other Stockholder written notice (the “Tag-Along Notice”) specifying the material terms and conditions of the Tag-Along sale, including the identity of the third party to which the Tag-Along Sale is proposed to be made, the price per Equity Security to be paid, and the maximum number of Equity Securities that each other Stockholder may sell pursuant to the Tag-Along Offer; and

(iii)in the event that any Stockholder accepts the Tag-Along Offer (each, a “Tagged Stockholder”), condition the closing of the Tag-Along Sale on the closing of the sale of Equity Securities by all Tagged Stockholders pursuant to the Tag-Along Offer.

(b)Each Stockholder that is not a Tagging Stockholder shall have the right, within ten (10) Business Days of receiving a Tag-Along Notice, to accept a Tag-Along Offer by providing to the Tagging Stockholder(s) a written notice (the “Tag-Along Acceptance Notice”) specifying the number of Equity Securities (up to the maximum permitted number determined in accordance with Section 4(a)(i) above) that the Tagged Stockholder wishes to sell pursuant to the Tag-Along Offer.

(c)Upon acceptance by a Tagged Stockholder of a Tag-Along Offer, the Tagged Stockholder shall (i) make, or agree to make, a representation that such Tagged Stockholder is the lawful owner of its Equity Securities and has good and clear title to such Equity Securities, free and clear of any Encumbrances (except for any Encumbrance that may be imposed pursuant to this Agreement or any of the other Transaction Documents) and (ii) take all such actions and exercise its voting rights with respect to its Equity Securities or its right to act by written consent, as applicable, in such manner as may be reasonably necessary or appropriate to ensure that the Tag-Along Sale is consummated.

(d)If the Tagging Stockholder(s) has not completed the Tag-Along Sale within sixty (60) days from the date of the Tag-Along Notice, each Tagged Stockholder shall have the option to be released from its obligations to sell its Equity Securities as part of the Tag-Along Sale and deem its Tag-Along Acceptance Notice null and void.

(e)Each Tagged Stockholder shall bear its proportionate share of all reasonable third party transaction fees and expenses in connection with a Tag-Along Sale.

(f)Each Stockholder understands and agrees that any Tagging Stockholder proposing to make a Tag-Along Sale is under no obligation to any other Stockholder pursuant to this Section 4 as a result of any decision by such Tagging Stockholder not to consummate the Tag-Along Sale (it being understood that such decision shall be made by the Tagging Stockholder in its sole discretion).

(g)For the avoidance of doubt, the sale of any Equity Securities by a Stockholder(s) to the Investor in connection with the Investor’s right of first refusal pursuant to Section 3 is not a Tag-Along Sale.

Section 5.Drag-Along Rights

.

(a)If a Stockholder or group of Stockholders proposes to sell in one transaction or a series of related transactions, directly or indirectly, all, but not less than all, of the Equity Securities held by such Stockholder or group of Stockholders (each, a “Dragging Stockholder”) to a third party in a Qualified Sale, the Dragging Stockholder(s) shall have the right, but not the obligation, to require any or all of the other Stockholders (the “Dragged Stockholders”) to sell all, but not less than all, of their respective Equity Securities to such third party, and such sale by the Dragged Stockholders shall be made at the same price per Equity Security and on the same other terms and conditions as the Qualified Sale.

(b)The Dragging Stockholder(s) shall, within two (2) Business Days after agreeing to definitive documentation with respect to a Qualified Sale for which the Dragging Stockholder(s) wishes to exercise its rights under this Section 5, provide to the Dragged Stockholders written notice (the “Drag-Along Notice”) specifying the material terms and conditions of the Qualified Sale, including the identity of the third party to which the Qualified Sale is proposed to be made and the price per Equity Security to be paid.

(c)Each Dragged Stockholder shall (i) make, or agree to make, a representation that such Stockholder is the lawful owner of its Equity Securities and has good and clear title to such Equity Securities, free and clear of any Encumbrances (except for any Encumbrance that may be imposed pursuant to this Agreement or any of the other Transaction Documents) and (ii) take all such actions and exercise its voting rights with respect to its Equity Securities or its right to act by written consent, as applicable, in such manner as may be reasonably necessary or appropriate to ensure that the Qualified Sale is consummated.

(d)At the closing of a Qualified Sale, the Dragging Stockholder(s) shall remit, or procure the remittance, to each Dragged Stockholder its share of the consideration for the Equity Securities sold by such Dragged Stockholder pursuant to the Qualified Sale, it being understood that each Dragged Stockholder shall bear its proportionate share of all reasonable third party transaction fees and expenses in connection with the Qualified Sale.

(e)  If the Qualified Sale is not consummated within sixty (60) days from the date of the Drag-Along Notice, the Dragging Stockholder(s) shall deliver another Drag-Along Notice in order to be entitled to continue to exercise its rights under this Section 5.

(f)Each Stockholder understands and agrees that any Dragging Stockholder proposing to make a Qualified Sale is under no obligation to any other Stockholder pursuant to this Section 5 as a result of any decision by such Dragging Stockholder not to consummate a Qualified Sale (it being understood that such decision shall be made by such Dragging Stockholder in its sole discretion).

Section 6.Miscellaneous

.

(a)Further Assurances.  Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(b)Termination.  This Agreement shall terminate (i) upon the earlier to occur of (A) such time as the Investor and its Affiliates cease to hold or beneficially own Equity Securities that in the aggregate constitute beneficial ownership of at least 5% of the Equity Securities then outstanding and (B) the effective date of a written agreement of the parties hereto terminating this Agreement, and (ii) with respect to each Principal Stockholder (but not as to its transferees), as of the date that it and its Affiliates cease to hold or beneficially own Equity Securities that in the aggregate constitute beneficial ownership of at least 5% of the Equity Securities then outstanding, provided that the provisions of this Section 6 shall survive such termination.

(c)No Inconsistent Agreements.  The Company and each of the Principal Stockholders represent and warrant that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Investor under this Agreement.

(d)Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.  Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; except that the Investor may assign any and all of its rights under this Agreement to any of its Affiliates.

(e)No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(f)Remedies; Specific Performance.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(g)No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(h)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(i)Jurisdiction and Venue.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of Manhattan, in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby irrevocably waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not personally subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court, or that this Agreement may not be enforced in or by such court.  The parties hereto hereby irrevocably waive personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)Notices.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by email or facsimile; on the business day after such communication is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland 20910
Attention:  Miguel Penella
Phone:  (301) 608-2115
Fax:  (301) 608-9313
Email:  MPenella@rljentertainment.com

with a copy (which shall not constitute notice) to:

RLJ Entertainment, Inc.

6320 Canoga Avenue, 8th Floor

Woodland Hills, CA 91367
Attention:  Legal Counsel
Phone:  (818) 407-9100
Fax:  (818) 407-9331
Email:  LegalCounsel@RLJEntertainment.com

Arent Fox LLP

1717 K Street, NW

Washington, DC 20006

Attention:Jeffrey E. Jordan

Phone: (202) 857-6473
Facsimile:(202) 857-6395

E-Mail: jeffrey.jordan@arentfox.com

If to the Investor:

Digital Entertainment Holdings LLC

c/o AMC Networks Inc.
Attention:  Sean Sullivan, EVP and Chief Financial Officer
Phone:  (646) 393-8135
Fax:  (917) 542-6392
Email:  sean.sullivan@amcnetworks.com

with a copy (which shall not constitute notice) to:

Digital Entertainment Holdings LLC

c/o AMC Networks Inc.
Attention:  Jamie Gallagher, EVP and General Counsel
Phone:  (646) 273-3606

Fax:  (646) 273-3789
Email:  jamie.gallagher@amcnetworks.com

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:        John P. Mead
                        Brian E. Hamilton

Phone: (212) 558-3764 / (212) 558-4801
Facsimile:(212) 558-3588

E-Mail: meadj@sullcrom.com / hamiltonb@sullcrom.com

If to any of the Principal Stockholders:

The address designated on the signature page of such Principal Stockholder.

(k)Entire Agreement.  This Agreement, together with the other Transaction Documents, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(l)Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m)Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and each Stockholder affected thereby.

(n)Fees and Expenses

.  Except as otherwise set forth in this Agreement or in the other Transaction Documents, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the party incurring such expenses.

(o)Headings.  The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(p)Counterparts.  This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or electronic mail) and all of which together shall constitute one and the same instrument.  The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

RLJ ENTERTAINMENT, INC.

By:	/s/ Miguel Penella
	Name:	Miguel Penella
	Title:	Chief Executive Officer

DIGITAL ENTERTAINMENT HOLDINGS LLC

By:	/s/ Sean S. Sullivan
	Name:	Sean S. Sullivan
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

PRINCIPAL STOCKHOLDER
/s/ H. Van Sinclair Signature of Stockholder	H. Van Sinclair Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
RLJ SPAC Acquisition, LLC Printed Name of Stockholder	President Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Address of Principal Stockholder for purposes of Section 6(j) (Notices) of this Agreement:

The RLJ Companies

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

PRINCIPAL STOCKHOLDER
/s/ Morris Goldfarb Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
Morris Goldfarb Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Address of Principal Stockholder for purposes of Section 6(j) (Notices) of this Agreement:

Morris Goldfarb

c/o G-III Apparel Group, Ltd.

512 Seventh Avenue, 35th FL

New York, NY 10018

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

PRINCIPAL STOCKHOLDER
/s/ Peter D. Edwards Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
Peter D. Edwards Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Address of Principal Stockholder for purposes of Section 6(j) (Notices) of this Agreement:

Peter D. Edwards

7400 Meadow Lane

Chevy Chase, MD 20815

[Signature Page to Stockholders’ Agreement]

Schedule A

Principal Stockholders

Holder Name	Common Stock	Series A-1 Preferred Stock	Series A-2 Preferred Stock	Series B-1 Preferred Stock	Series B-2 Preferred Stock	2015 Warrants	Subordinated Notes
Robert L. Johnson/RLJ SPAC Acquisition LLC	888,831				15,000	4,500,000
Morris Goldfarb	62,922				1,000	300,000
Peter Edwards	240,604				500	150,000